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                                                                                                                        Exhibit 11
                                                                                                                        ----------




                                                  CORTLAND BANCORP AND SUBSIDIARY

                                       STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                       -----------------------------------------------------




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                                                                             Years ended December 31,
                                                                          ------------------------------
                                                                            1994           1993            1992
                                                                          --------       --------        --------
Average shares outstanding                                                974,556        960,342         946,827

Net Income ($000 omitted)                                                 $ 3,083        $ 2,250         $ 2,760

Earnings per share                                                        $  3.16        $  2.34         $  2.91
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